Exhibit 99.1

News Release

Ritchie Bros. and IronPlanet Receive Requests for Additional Information and Documentary Material under HSR Act

VANCOUVER, December 15, 2016 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, “Ritchie Bros.”), today announced that, as expected, both Ritchie Bros. and IronPlanet have received a request for additional information and documentary material (a “Second Request”) from the United States Department of Justice (“DOJ”) in connection with Ritchie Bros’ pending acquisition of IronPlanet. The Second Request is a standard procedure under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), that enables the government to request additional information regarding a proposed transaction. The effect of the Second Request is to extend the waiting period imposed by the HSR Act until 30 days after Ritchie Bros. and IronPlanet have substantially complied, unless that period is extended voluntarily by the parties or terminated sooner by the DOJ. Ritchie Bros. and IronPlanet have been and will continue to be cooperatively engaged with the DOJ staff to assist them in their review of the transaction. The companies plan to respond expeditiously to the Second Requests and continue to expect that the transaction will close by the end of Q2 2017.

As previously announced, Ritchie Bros. has entered into a merger agreement under which Ritchie Bros. is proposing to acquire IronPlanet for approximately US$758.5 million, subject to customary closing adjustments, including expiration or termination of the waiting period under the HSR Act. This transaction is expected to drive considerable value for our customers, bringing together two trusted brands with the ability to provide a greater number of choices and platforms to enable our customers around the world to buy, sell, and list equipment when, where and how they want – whether onsite or online.

About Ritchie Bros.:
Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is the world's largest industrial auctioneer, and one of the world's largest sellers of used equipment for the construction, transportation, agriculture, energy, mining, forestry and other industries. Ritchie Bros.TM asset management and disposition solutions include live unreserved public auctions with on-site and online bidding; EquipmentOneTM, an online auction marketplace; Mascus, a global online equipment listing service; private negotiated sales through Ritchie Bros. Private Treaty; and a range of ancillary services, including financing and leasing through Ritchie Bros. Financial Services. Ritchie Bros. has operations in 18 countries, including 45 auction sites worldwide.

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News Release

Caution Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding the terms and conditions of the proposed IronPlanet transaction, the expected timetable for completing the IronPlanet transaction, and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.’s control, including risks and uncertainties related to: obtaining regulatory approvals in connection with the IronPlanet transaction; each of Ritchie Bros.’ and IronPlanet’s ability to satisfy the merger agreement conditions and consummate the transaction on the anticipated timetable, or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; as well as the risks and uncertainties set forth in Ritchie Bros.’ Annual Report on Form 10-K for the year ended December 31, 2015 and Ritchie Bros.’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which are available on the SEC, SEDAR, and Ritchie Bros.’ website. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.’ forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

Contact:

Jamie Kokoska

Director, Investor Relations

Phone: 778-331-5500

Email: jkokoska@rbauction.com

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